                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                December 31, 2003

                                      among

              VISTA EXPLORATION CORPORATION (a Nevada corporation)

             ICOP ACQUISITION CORPORATION (a Colorado corporation),

                                       and

                    ICOP DIGITAL, INC. (a Nevada corporation)

                                Table of Contents

                  (c)      Capitalization of ICOP and Indebtedness for

                                       i

                  (c)      Capitalization of VISTA and Indebtedness for

         Section 3.3.      Representations and Warranties of VISTA and

         Section 6.1.      Conditions to Each Party's Obligation to Effect

                                       ii

         Section 8.1.      Nature of Representations and Warranties; Survival.18

                               SCHEDULES/EXHIBITS

2.1             ICOP Shareholder List
3.1             ICOP Disclosure Schedule - None
3.1(m)          Finders and Advisors
3.2             VISTA Disclosure Schedule - None

                                      iii

                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into this 31st day of December 2003, among VISTA Exploration Corporation, a Colorado corporation ("VISTA"), ICOP Acquisition Corporation, a Colorado corporation and newly formed first-tier wholly owned subsidiary of VISTA ("Merger Sub"), and
ICOP Digital, Inc., a Nevada corporation ("ICOP").

                                    RECITALS

          WHEREAS, the respective Boards of Directors of VISTA, Merger Sub, and
ICOP have each determined that the merger of Merger Sub with and into ICOP (the
"Merger") is advisable and is in their best interests and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger, upon the terms and subject to the conditions set forth in this
Agreement, pursuant to which VISTA will issue pro rata to the shareholders of
ICOP, shares of no par value common stock, of VISTA ("VISTA Common Stock") as set forth in Section 2.1;

          WHEREAS, VISTA, Merger Sub, and ICOP desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to set forth various conditions to the transactions contemplated hereby; and

          WHEREAS, for federal income tax purposes it is intended that the
Merger qualify as a tax-free reorganization within the meaning of Section 368(a)
of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and VISTA, Merger Sub and ICOP intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

          Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the corporate laws of Nevada and Colorado, Merger Sub shall be merged with and into ICOP at the Effective
Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Merger Sub shall cease and ICOP shall continue as the surviving corporation (the "Surviving Corporation") under the name ICOP Digital, Inc. and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the corporate laws of Nevada and Colorado and become a wholly owned subsidiary of VISTA.

          Section 1.2. Closing. The closing of the Merger (the "Closing") will take place at 2:00 p.m. Denver, Colorado time on the first business day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VII of this Agreement (the "Closing Date"), at the offices of
Ballard Spahr Andrews & Ingersoll, 1225 17th Street, Suite 2300, Denver,
Colorado, unless another date or place is agreed to in writing by the parties hereto. The parties agree to use all reasonable efforts to close the Merger as soon as practicable, subject to Article VI hereof.

          Section 1.3. Effective Time. Immediately following the Closing, the parties shall execute and file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") in accordance with the relevant provisions of the corporate laws of Nevada and Colorado and shall make all other filings or recordings required under the corporate laws of Nevada and
Colorado. The Merger shall become effective at such time as the Certificate of
Merger is duly filed with the Nevada Secretary of State and the Colorado
Secretary of State, or at such subsequent time as the parties shall agree, which subsequent time shall be specified in the Certificate of Merger (the time the
Merger becomes effective being hereinafter referred to as the "Effective Time").

          Section 1.4. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the corporate laws of Nevada and
Colorado. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of ICOP and Merger Sub shall be vested in the Surviving Corporation, and, except as set forth herein, all debts, liabilities and duties of ICOP and
Merger Sub shall become the debts, liabilities and duties of the Surviving
Corporation.

          Section 1.5. Certificate of Incorporation. At the Effective Time, the
certificate of incorporation of the Surviving Corporation shall consist of the provisions of the articles of incorporation of ICOP.

          Section 1.6. Bylaws. The bylaws of ICOP as in effect at the Effective
Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          Section 1.7. Directors of Surviving Corporation and VISTA. The
directors of ICOP immediately prior to the Effective Time shall be appointed as the directors of the Surviving Corporation and VISTA, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          Section 1.8. Officers of Surviving Corporation and VISTA. The officers of ICOP immediately prior to the Effective Time shall be the officers of the
Surviving Corporation and VISTA, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          Section 1.9. Effect on Capital Stock. At the Effective Time, by virtue of the Merger:

          (a) Conversion of ICOP Common Stock. The total number of shares of
ICOP Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive the same number of shares of VISTA Common

Stock (the "VISTA Share Issuance"). Certificates representing the shares of
VISTA Common Stock to be issued hereby shall be delivered pro rata to the shareholders of ICOP at the Closing in exchange for their surrender of all ICOP
Common Stock certificates. At the Effective Time, all such shares of ICOP Common
Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and ICOP and the shareholders of ICOP shall thereafter cease to have any rights with respect to such shares of ICOP Common
Stock except to receive a like number of shares of VISTA Common Stock upon surrender for exchange of the ICOP Common Stock certificates.

          (b) Capital Stock of Merger Sub. Each share of no par value common stock, of Merger Sub issued and outstanding immediately prior to the Effective
Time shall be automatically converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving
Corporation.

          Section 1.10. Exchange of CertificatesExchange at Closing. At or
after the Closing, VISTA shall deliver pro rata to the shareholders of ICOP certificates aggregating the number of shares of VISTA Common Stock set forth in
Section 2.1(a) and the shareholders of ICOP shall surrender to VISTA all certificates representing all issued and outstanding shares of ICOP Common
Stock.

          (b) No Further Ownership Rights in ICOP Capital Stock. All shares of
VISTA Common Stock issued upon the surrender of ICOP Common Stock certificates in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of
ICOP Common Stock theretofore represented by such certificates.

          (c) Further Assurances. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving
Corporation the title to any property or rights of either ICOP or Merger Sub, or otherwise to carry out the purposes and provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of ICOP and Merger Sub, to execute and deliver any and all things necessary or proper to vest or perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

                                   ARTICLE II

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 2.1. Covenants of ICOP. During the period from the date of this Agreement and continuing until the Effective Time, ICOP (except as expressly contemplated or permitted by this Agreement or as otherwise indicated
on the ICOP Disclosure Schedule or as required by a governmental entity of competent jurisdiction or to the extent that VISTA shall otherwise consent in writing) will:

          (a) Conduct its affairs and business only in the ordinary course of business;

          (b) Not create or incur any material liabilities other than current liabilities incurred in the ordinary course of business;

          (c) Not create or incur, or suffer to exist, any mortgage, lien, pledge, hypothecation, charge, encumbrance, or restriction of any kind which is not otherwise disclosed in this Agreement;

          (d) Not make any capital expenditures, or capital additions or betterment, except as many be involved in ordinary repairs, maintenance, and replacement;

          (e) Not enter into any contract or commitment, except in the ordinary course of business;

          (f) Maintain its assets and properties in good condition and repair, and not sell, or otherwise dispose of, any of its material assets or properties, except sales in the ordinary course of business;

          (g) Not declare or pay any dividend on, or make any other distribution upon, or purchase, retire, or redeem, any shares of VISTA common stock, or set aside any funds for any such purpose other than for purposes of consummation of this Agreement and with the express written consent of ICOP;

          (h) Except as necessary to accomplish the transactions contemplated herein, not amend its articles of incorporation or bylaws;

          (i) Not issue or sell, or obligate itself to issue or sell any additional shares of its common or preferred stock, whether or not such shares have been previously authorized or issued, or issue or sell any warrants, rights, or options to acquire any such shares, or acquire any stock of any corporation or any interest in any business enterprise;

          (j) Not amend its certificate of incorporation or bylaws;

          (k) Not discharge or satisfy any material lien, charge, or encumbrance, nor pay any obligation or liability, absolute or contingent, except
(i) current liabilities shown on ICOP's Financial Statements or current liabilities incurred since the date of ICOP's Financial Statements in the ordinary course of business, and (ii) expenses incurred in connection with the transactions contemplated by this Agreement (including, without limitation, reasonable attorneys' fees, accounting fees, and costs);

          (l) Use reasonable commercial efforts to preserve its business organization intact;

          (m) Use reasonable commercial efforts to preserve the goodwill of its suppliers, customers, and those having business relations with it;

          (n) Except with respect to this transaction, not merge or consolidate, or obligate itself to do so, with, or into any other entity;

          (o) Not enter into any transactions, or take any acts which if effected or performed prior to the date of this Agreement, would constitute a breach of the representations, warranties, and agreements contained herein; and

          (p) Not institute, settle, or agree to settle any action or proceeding before any court or governmental body.

          Section 2.2. Covenants of VISTA and Merger Sub. During the period from the date of this Agreement and continuing until the Effective Time, VISTA and
Merger Sub (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the VISTA Disclosure Schedule or as required by a governmental entity of competent jurisdiction or to the extent that ICOP shall otherwise consent in writing) will each:

          (a) Conduct its affairs and business only in the ordinary course of business;

          (b) Not create or incur any liabilities other than current liabilities incurred in the ordinary course of business;

          (c) Not create or incur, or suffer to exist, any mortgage, lien, pledge, hypothecation, charge, encumbrance, or restriction of any kind;

          (d) Not make any capital expenditures or capital additions or betterment except as many be involved in ordinary repairs, maintenance, and replacement;

          (e) Not enter into any contract or commitment, except in the ordinary course of business;

          (f) Not declare or pay any dividend on or make any other distribution upon, or purchase, retire or redeem, any shares of VISTA Common Stock, or set aside any funds for any such purpose other than for purposes of consummation of this Agreement or with the express written consent of ICOP;

          (g) Except as necessary to accomplish the transactions contemplated herein, not amend its articles of incorporation or bylaws;

          (h) Not issue or sell, or obligate itself to issue or sell any additional shares of its common or preferred stock, whether or not such shares have been previously authorized or issued, or issue or sell any warrants, rights, or options to acquire any such shares, or acquire any stock of any corporation or any interest in any business enterprise;

          (i) Not pay, or agree to pay, conditionally or otherwise, any bonus, extra compensation, pension, or severance pay to any director, stockholder, officer, consultant, agent, or employee under any pension plan or otherwise, or increase the compensation paid by it to any officer, director, agent, consultant, or employee other than the expenses in connection with the Merger and the transactions contemplated herein;

          (j) Not enter into any transactions, or take any acts which if effected or performed prior to the date of this Agreement, would constitute a breach of the representations, warranties, and agreements contained herein; and

          (k) Not institute, settle, or agree to settle any action or proceeding before any court or governmental body.

          Section 2.3. Advice of Changes; Governmental Filings. Each party shall keep the other parties apprised of any material adverse change with respect to the operation and conduct of its business prior to the Closing Date. VISTA shall file all reports required to be filed with the SEC and any other governmental entities between the date of this Agreement and the Effective Time and shall deliver to ICOP copies of all such reports promptly after the same are filed.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          Section 3.1. Representations and Warranties of ICOP. Except as set
forth in the ICOP Disclosure Schedule attached to this Agreement as Schedule 3.1
(the "ICOP Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty to the extent specified therein) represents and warrants to VISTA as follows:

          (a) Organization and Standing of ICOP. ICOP is a corporation duly organized and validly existing and in good standing under the laws of the state of Nevada has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify would not, either individually or in the aggregate, have a material adverse effect on ICOP. ICOP has all requisite power and authority to enter into this Agreement and to carry out and perform the terms and provisions of this
Agreement. ICOP has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association or business.
The copies of the certificate of incorporation and bylaws of ICOP which were previously furnished to VISTA are true, complete and correct copies of such documents as in effect on the date of this Agreement.

          (b) Authority; No Conflicts.

                    (i)  The execution, delivery and performance of this
               Agreement have been duly authorized by all requisite corporate action on the part of ICOP. This Agreement has been executed and delivered by ICOP and constitutes valid and binding obligations of ICOP enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights).

                    (ii) The execution and delivery of this Agreement by ICOP
               does not, and the consummation of the Merger pursuant to this
               Agreement and the other transactions contemplated hereby will not, conflict with or result in any violation

               of, or constitute a default (with or without notice or lapse of time, or both) under, any provision of (A) the certificate of incorporation or bylaws of ICOP or (B) any loan or credit
               agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ICOP or any of its properties or assets, except as would not have a material adverse effect on ICOP, subject to obtaining the Required Consents
               (defined below).

                    (iii) No consent, approval, order or authorization of, or
               registration, declaration or filing with, any governmental entity is required by or is necessary with respect to ICOP in connection with its execution and delivery of this Agreement or the
               consummation of the Merger and the other transactions
               contemplated thereby, except for those required under or in relation to the corporate laws of Nevada and Colorado with respect to the filing of the Articles of Merger with the Colorado
               Secretary of State and Certificate of Merger with the Nevada
               Secretary of State, and such consents, approvals, and filings the failure of which to make or obtain would not have a material adverse effect on any party hereto. Consents, approvals, and filings required under or in relation to any of the foregoing are referred to as the "Required Consents."

                    (iv) Except as set forth in the ICOP Disclosure Schedule,
               all material contracts of ICOP shall remain in full force and effect following, and notwithstanding the consummation of, the
               Merger.

          (c) Capitalization of ICOP and Indebtedness for Borrowed Moneys. ICOP
is duly and lawfully authorized by its articles of incorporation to issue (i)
50,000,000 shares of ICOP common stock, $.01 par value per share, of which as of the date hereof there are issued and outstanding 14,539,500 shares, and (ii)
5,000,000 shares of ICOP preferred stock, $.01 par value per share, of which as of the date hereof none are issued and outstanding. The issued and outstanding shares are held by the ICOP shareholders identified in Schedule 2.1. All the outstanding shares of ICOP common and preferred stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. ICOP has no treasury stock and no other authorized series or class of stock. ICOP has an employee stock option plan for the issuance of up to
2,500,000 shares of ICOP common stock. ICOP has issued options for 2,500,000 shares under the plan all of which are vested. ICOP is not obligated to issue any additional capital stock or voting securities as a result of any options, warrants, rights, conversion rights, obligations upon default, subscription agreements or other obligations of any kind. ICOP is not presently liable on account of any indebtedness for borrowed moneys, except as reflected in the ICOP
Financial Statements (as defined below) or the ICOP Disclosure Schedule.

          (d) ICOP Financial Statements. ICOP has furnished to VISTA its audited balance sheet as of December 31, 2002, its audited statements of income and retained earnings and cash flows for each of the two years ended December 31,
2002 and its unaudited balance sheet as of September 30, 2003, and its unaudited statements of income and cash flows for the nine months ended September 30, 2003
(collectively, the "ICOP Financial Statements"). All of the ICOP

Financial Statements present fairly, in all material respects, the financial position of ICOP as of the respective balance sheet dates and the results of its operations and cash flows for the respective periods specified therein. The ICOP
Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis.

          (e) Present Status. Except as otherwise disclosed in the ICOP
Disclosure Schedule, from September 30, 2003 to the date of this Agreement, ICOP has not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of ICOP or the notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business of ICOP and which do not have a material adverse effect on ICOP.

          (f) Litigation. Except as disclosed in the ICOP Financial Statements or Schedule 3.1(f) hereto, there are no legal actions, suits, arbitrations or other legal or administrative proceedings pending or, to the knowledge of ICOP, threatened against ICOP which are material to ICOP. In addition, ICOP is not aware of any facts, which to the best of its knowledge would reasonably be expected to result in any action, suit, arbitration or other proceeding, which would reasonably be expected to be material to ICOP. ICOP is not in default of any judgment, order or decree of any court or, in any material respect of, any requirements of a government agency or instrumentality, except as set forth in the ICOP Financial Statements or on the ICOP Disclosure Schedule.

          (g) Compliance With the Law and Other Instruments. The business operations of ICOP have been and are being conducted in all material respects in compliance with all applicable laws, rules, and regulations. ICOP is not in violation of, or in default under, any term or provision of its certificate of incorporation or its bylaws or in any material respect of any lien, mortgage, lease, agreement, instrument, order, judgment or decree.

          (h) Title to Properties and Assets. Except as set forth on Schedule
3.1(h), ICOP has good and defensible title to all of its material properties and assets including, without limitation, those reflected in the ICOP Financial
Statements and those used or located on property controlled by ICOP in its business (except assets leased or sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction except those which (a) are disclosed in the ICOP Financial
Statements as securing specified liabilities; or (b) do not materially adversely affect the use thereof. Except as set forth on Schedule 3.1(h), ICOP owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, intellectual property, including trade secrets, copyrights, procedures, techniques, business plans, methods of management, or other information, used in connection with ICOP's business. The products and services ICOP markets, or plans to market, and its plan of operation do not infringe on the patents, copyrights, trade secrets, or other proprietary rights of any third person.

          (i) Records. To the best of ICOP's knowledge, the books of account and other records of ICOP are complete and correct in all material respects, and there have been no material transactions involving the business of ICOP which properly should have been set forth in such records, other than those set forth therein.

          (j) Absence of Certain Changes or Events. Except as set forth in
Schedule 3.1(j), since September 30, 2003 (i) there has not been any material adverse change in the condition (financial or otherwise), properties, assets, liabilities or, to the best of ICOP's knowledge, the present or prospective status of the business of ICOP, and (ii) ICOP has not declared or paid any dividend or made any other distribution in respect of any of its capital stock or repurchased or redeemed or otherwise acquired any shares of its capital stock or obligated itself to do any of the foregoing.

          (k) Taxes. Except as set forth in Schedule 3.1(k) hereto, ICOP has duly filed all federal, state, county, local and foreign income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance and occupation (sales) and use taxes) required to have been filed up to the date hereof. All of the foregoing returns are true and correct in all material respects and ICOP has paid or provided for all taxes, interest and penalties shown on such returns or reports as being due. ICOP has no liability for any amount of taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Closing Date in the ordinary course of business and are properly accrued on the books of ICOP as of the
Closing Date.

          (l) ICOP Benefit Plans. ICOP has employee Benefit Plans subject to the
Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (m) Finders and Advisors. Except as set forth in Schedule 3.1(m), there are no investment bankers, brokers, finders or other intermediaries which have been retained by or are authorized to act on behalf of ICOP who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

          (n) Vote Required. The affirmative vote of the holders of 50% of the outstanding shares of ICOP common stock (the "Required ICOP Vote") is the only vote of the shareholders of ICOP required to approve the Merger. ICOP has already obtained the Required ICOP Vote as of the date of this Agreement pursuant to a shareholder consent as provided by the general Corporation Laws of
Nevada.

          (o) Full Disclosure. This Agreement and any schedules and certificates delivered by ICOP in connection herewith or with the transactions contemplated hereby, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best of ICOP's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, prospects, assets, liabilities, financial condition or operations of ICOP that have not been set forth in this Agreement, the schedules hereto or in other documents delivered by ICOP in connection herewith which ICOP should reasonably recognize (i) are not known to VISTA, and (ii) would if known be material to VISTA with respect to this Agreement and the transactions provided for herein.

          Section 3.2. Representations and Warranties by VISTA. Except as set
forth in the VISTA Disclosure Schedule attached to this Agreement as Schedule
3.2 (the "VISTA Disclosure

Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), VISTA hereby represents and warrants to ICOP as follows:

          (a) Organization and Standing of VISTA. VISTA is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary other than in jurisdictions where the failure to so qualify would not, either individually or in the aggregate, be materially adverse to VISTA. VISTA has all requisite power and authority to enter into this
Agreement and to carry out and perform the terms and provisions of this
Agreement. VISTA has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association or business other than Merger Sub. The copies of the articles of incorporation and bylaws of
VISTA which were previously furnished to ICOP are true, complete and correct copies of such documents as in effect on the date of this Agreement.

          (b) Authority; No Conflicts.

                    (i)  The execution, delivery and performance of this
               Agreement have been duly authorized by all requisite corporate action on the part of VISTA. This Agreement has been executed and delivered by VISTA and constitutes a valid and binding obligation of VISTA enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights).

                    (ii) The execution and delivery of this Agreement by VISTA does not, and the consummation by VISTA of the Merger and the other transactions contemplated hereby will not, conflict with or result in a violation or constitute a default (with or without notice or lapse of time, or both) under, any provision of (A) any provision of the articles of incorporation or bylaws of VISTA,
               (B) any loan or credit agreement, note, mortgage, bond,
               indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to VISTA or any of its properties or assets, except as would not be materially adverse to VISTA.

                    (iii) No consent, approval, order or authorization of, or
               registration, declaration or filing with, a governmental entity is required by or with respect to VISTA in connection with the execution and delivery of this Agreement by VISTA or the
               consummation of the Merger and the other transactions
               contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not be materially adverse to VISTA.

                                       10

                    (iv) Except as set forth in the VISTA Disclosure Schedule, all material contracts of VISTA, if any, shall remain in full force and effect following, and notwithstanding the consummation of, the Merger.

          (c) Capitalization of VISTA and Indebtedness for Borrowed Moneys.
VISTA is duly and lawfully authorized by its articles of incorporation to issue
50,000,000 shares of VISTA Common Stock, of which as of the date hereof there are 1,790,000 shares issued and outstanding (after the sale and cancellation of
VISTA Common Stock referred to in Section 4.7). All the outstanding shares of
VISTA Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. VISTA is authorized by its articles of incorporation to issue 5,000,000 shares of VISTA Preferred Stock, of which as of the date hereof, there are no shares outstanding. VISTA has no other authorized class of stock. VISTA has issued options to purchase 2,000,000 shares of VISTA Common Stock for $.10 per share which options are to be cancelled pursuant to Section 4.7 of this Agreement. Except with respect to this
Agreement, VISTA is not obligated to issue any additional capital stock or voting securities as a result of any options, warrants, rights, conversion rights, obligations upon default, subscription agreement or other obligation of any kind. VISTA is not presently liable on account of any indebtedness for borrowed moneys.

          (d) VISTA SEC Reports and Financial Statements. VISTA is current with all reports, schedules, forms, statements and other documents required to be filed with the SEC (collectively, including all exhibits thereto, the "VISTA SEC
Reports") other than filings the failure of which to make would not be materially adverse to VISTA. None of the VISTA SEC Reports, as of their respective dates (and, if amended or superseded by filings prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the VISTA SEC
Reports presents fairly, in all material respects, the financial position of
VISTA as of the respective dates or for the respective periods set forth therein, all in accordance with GAAP consistently applied during the periods involved except as otherwise noted therein. All of such VISTA SEC Reports, as of their respective dates (and as of the date of any amendment to the respective
VISTA SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the
"Securities Act") and the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules and regulations promulgated thereunder.

          (e) Present Status. Except as otherwise disclosed in the VISTA SEC
Reports or the VISTA Disclosure Schedule, from September 30, 2003 to the date of this Agreement, VISTA has not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of VISTA or the notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business of VISTA and which do not have a material adverse effect on VISTA.

          (f) Litigation. There are no legal actions, suits, arbitrations, or other legal or administrative proceedings pending or, to the knowledge of VISTA, threatened against VISTA

                                       11

which are material to VISTA. VISTA is not in default of any judgment, order or decree of any court or, in any material respect of, any requirements of a government agency or instrumentality.

          (g) Compliance With the Law and Other Instruments. The business operations of VISTA have been and are being conducted in compliance in all material respects with all applicable laws, rules, and regulations of all authorities. VISTA is not in violation of, or in default under, any term or provision of its articles of incorporation or its bylaws or in any material respect of any lien, mortgage, lease, agreement, instrument, order, judgment or decree.

          (h) Records. To the best of VISTA's knowledge, the books and other records of VISTA are complete and correct in all material respects, and there have been no material transactions involving the business of VISTA which properly should have been set forth in such records, other than those set forth therein.

          (i) Absence of Certain Changes or Events. Since September 30, 2003,
(i) there has not been any material adverse change in the condition (financial or otherwise), properties, assets, liabilities or, to the best of VISTA's knowledge, the present or prospective status of the business of VISTA, and (ii)
VISTA has not declared or paid any dividend or made any other distribution in respect of any of its capital stock.

          (j) Taxes. VISTA has duly filed all federal, state, county, local and foreign income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by VISTA up to the date hereof.

          (k) VISTA Benefit Plans. VISTA has no employee Benefit Plans subject to ERISA.

          (l) Finders and Advisors. There are no investment bankers, brokers, finders or other intermediaries which have been retained by or are authorized to act on behalf of VISTA who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

          (m) Vote Required. The affirmative vote of the holders of the majority of the outstanding shares of Merger Sub common stock (the "Required Merger Sub
Vote") is the only vote of the shareholders of Merger Sub required to approve the Merger. Merger Sub has already obtained the Required Merger Sub Vote as of the date of this Agreement.

          (n) Full Disclosure. To the best of VISTA's knowledge, this Agreement, and any Schedules and certificates delivered by VISTA in connection herewith or with the transactions contemplated hereby, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best of VISTA's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, prospects, assets, liabilities, financial condition or operations of VISTA that have not been set forth in this Agreement, the Schedules hereto, the VISTA SEC Reports or in other documents delivered by VISTA in connection herewith which VISTA should reasonably recognize (i) are not known to ICOP, and (ii) would if known be material to ICOP with respect to this Agreement and the transactions provided for herein.

                                       12

          Section 3.3. Representations and Warranties of VISTA and Merger Sub.
VISTA and Merger Sub represent and warrant to ICOP as follows:

          (a) Organization and Standing of Merger Sub. Merger Sub is a
corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado. Merger Sub is a wholly owned subsidiary of VISTA.

          (b) Authority. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally.

          (c) Non-Contravention. The execution, delivery and performance by
Merger Sub of this Agreement and the consummation by Merger Sub of transactions contemplated hereby do not and will not contravene or conflict with the articles of incorporation or bylaws of Merger Sub.

          (d) No Business Activities by Merger Sub. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

          Section 4.1. Due Diligence. Each party shall provide the others with adequate opportunity to conduct such reviews and examinations of the business, properties and conditions (financial and otherwise) of the others as each party shall deem prudent, provided that such investigations shall not interfere unreasonably with the normal operations of the party being reviewed.

          Section 4.2. Commercially Reasonable Efforts.

          (a) Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof.

          (b) In furtherance and not in limitation of the covenants of the parties contained in Section 4.2(a), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this
Agreement, each of the parties shall cooperate in all respects with each

                                       13

other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

          Section 4.3. Restrictions on Transfer of VISTA Stock. The VISTA Common
Stock to be issued to the shareholders of ICOP listed on Schedule 2.1 are not registered under the Securities Act and are being issued pursuant to an exemption from registration. The certificates representing the shares of VISTA
Common Stock to be issued to the shareholders of ICOP pursuant to this Agreement shall be stamped or otherwise imprinted with a legend substantially similar to the following:

               THE SHARES REPRESENTED BY THIS CERTIFICATE
               HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
               ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED
               SECURITIES" AS THAT TERM IS DEFINED IN RULE
               144 OF THE ACT. THE SHARES MAY NOT BE OFFERED
               FOR SALE, SOLD OR OTHERWISE TRANSFERRED,
               ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT
               PURSUANT TO AN EFFECTIVE REGISTRATION
               STATEMENT UNDER THE ACT OR PURSUANT TO AN
               EXEMPTION FROM REGISTRATION UNDER ACT, THE
               AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO
               THE SATISFACTION OF THE COMPANY.

          Section 4.4. Expenses. Each party shall be responsible for its own expenses including, but not limited to, legal and accounting fees, incurred with respect to this Agreement and the transactions provided for herein.

          Section 4.5. Reorganization. Each party shall each use commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. From and after the date of this
Agreement and after the Effective Time, each party shall use its commercially reasonable efforts to cause the Merger to qualify as such and shall not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying as a reorganization under the provisions of Section
368(a) of the Code.

          Section 4.6. Continuity of Business. Following the Merger, VISTA
intends to cause the Surviving Corporation to continue to a significant extent the historic business of ICOP or to use a significant portion of the historic business assets of ICOP in the business substantially the same as the business conducted by ICOP prior to the Closing.

          Section 4.7. Cancellation of VISTA Securities. On or before closing,
Charles A. Ross, Sr., Owen Enterprises, LLC and Laredo Enterprises, LLC shall collectively cancel all options issued to them by VISTA totaling 2,000,000 options. Additionally, Charles A. Ross, Sr., shall return to VISTA for cancellation all VISTA shares owned by him totaling 500,000 shares.

                                       14

          Section 4.8. 144 Opinions. Any time after the Effective Date, VISTA shall promptly, upon request of any shareholder holding VISTA stock certificate(s) containing a Rule 144 legend, issue or have issued necessary opinions and instructions to the transfer agent to permit removal of such legend from the stock certificate(s) as may be requested in accordance with Rule 144.
The requesting shareholder shall be required to pay any reasonable expenses of such removal including attorney's fees for the necessary opinions.
Notwithstanding anything to the contrary herein, for purposes of this Section
4.8, shareholders requesting 144 legend removal shall be deemed to be third party beneficiaries under this Agreement and the provisions of this Section 4.8 shall survive any termination of this Agreement.

          Section 4.9. VISTA Board of Directors. At the Effective Time, VISTA
shall cause the Board of Directors of VISTA to consist of Charles A. Ross, Sr.,
David C. Owen, Kenneth L. McCoy and Roger L. Mason.

          Section 4.10. ICOP Options. At the Effective Time, VISTA shall cause the Board of Directors to take all actions necessary and proper to convert the
ICOP Options to rights in VISTA Common Stock pursuant to any of the agreements, contracts or plans governing the ICOP Options.

                                   ARTICLE V

                                 INDEMNIFICATION

          Section 5.1. Indemnification. Each party agrees to and shall defend, indemnify and hold harmless each of the other parties and each of the other parties' stockholders, officers, directors, employees, counsel, agents, successors, assigns and legal representatives (each of the other parties and such other persons collectively referred to as the "Indemnified Persons") from and against, and shall reimburse the Indemnified Persons for, each and every
Loss (defined in Section 8.9(c)) paid, imposed on or incurred by the Indemnified
Persons, or any claim by a third party against an Indemnified Person, resulting from or arising out of any inaccuracy in any representation or warranty of the
Indemnifying Party (defined below) under this Agreement, the Disclosure or other schedules hereto, or any certificate delivered or to be delivered by the
Indemnifying Party pursuant hereto.

          Section 5.2. Notice and Defense of Third-Party Claims. If any
proceeding shall be brought or asserted under this Article against an
Indemnified Person in respect of which indemnity may be sought under this
Article from another party or any successor thereto (the "Indemnifying Party"), the Indemnified Person shall give prompt written notice of such proceeding to the Indemnifying Party who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided, that any delay or failure to so notify the
Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that the Indemnifying Party is prejudiced by reason of such delay or failure. In no event shall any Indemnified
Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Party's obligations and liability under and pursuant to the indemnifications set forth in this Article. Actual or threatened action is not a condition or prerequisite to the Indemnifying Party's obligations under this Article.

                                       15

          Section 5.3. Exclusivity. After the Effective Time, the provisions of this Article shall be the exclusive basis for the assertion of claims by or imposition of liability on the parties hereto arising under or as a result of this Agreement; provided, however, nothing herein shall preclude a party from asserting a claim for equitable non-monetary remedies.

          Section 5.4. Waiver of Consequential Damages. With respect to any and all Losses for which indemnification may be available, each party hereby expressly waives any consequential and punitive damages with respect to a claim against the Indemnifying Party; provided, however, that this waiver shall not apply to the extent such consequential or punitive damages are awarded in a proceeding brought or asserted by a third party against an Indemnified Person.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

          Section 6.1. Conditions to Each Party's Obligation to Effect the
Merger. Except as may be waived in writing by the parties, all of the obligations of the parties under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          (a) Shareholder Approval. ICOP shall have obtained the Required ICOP
Vote and Merger Sub shall have obtained the Required Merger Sub Vote in connection with the approval of the Merger.

          (b) No Injunctions, Restraints or Illegality. No laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to
Section 4.2 shall have been the cause of, or shall have resulted in, such order or injunction.

          Section 6.2. Additional Conditions to Obligations of VISTA. The
obligations of VISTA to effect the Merger are subject to the satisfaction of, or waiver by VISTA, on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of ICOP set forth in Sections 3.1 shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date subject to any changes contemplated by this Agreement.

          (b) Performance of Obligations of ICOP. ICOP shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) No ICOP Shareholder Litigation. There shall be no legal actions, suits, arbitrations or other proceedings brought by one or more shareholder of
ICOP pending or threatened by which the Merger could be materially delayed or prevented.

                                       16

          (d) Certificate of Officer. ICOP shall have delivered to VISTA certificates dated as of the Closing Date, and verified by the oath of its president, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this Section 6.2.

          Section 6.3. Additional Conditions to Obligations of ICOP. The
obligations of ICOP to effect the Merger are subject to the satisfaction of, or waiver by ICOP, on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of VISTA set forth in Section 3.2 and the representations and warranties of
VISTA and Merger Sub set forth in Section 3.3 shall be true and correct in all respects as of the Closing Date as if made on the Closing Date, subject to any changes contemplated by this Agreement.

          (b) Performance of Obligations of VISTA. VISTA shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Certificate of Officer. VISTA shall have delivered to ICOP a certificate dated as of the Closing Date and verified by the oath of its president certifying to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 6.3.

                                  ARTICLE VII

                            TERMINATION AND AMENDMENT

          Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time whether before or after approval of the Merger by the shareholders of ICOP, as follows:

          (a) by mutual written consent of VISTA, Merger Sub and ICOP, by action of their respective Boards of Directors;

          (b) by ICOP or by VISTA if the Effective Time shall not have occurred on or before January 31, 2004 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to a party whose failure to fulfill any obligation under this
Agreement (including without limitation Section 4.2) has to any extent been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) By VISTA if there has been a material breach of a representation, warranty, covenant or agreement contained in this Agreement on the part of ICOP, and as a result of such breach the conditions precedent set forth in Section 6.1 or Section 6.2, as the case may be, would not then be satisfied; provided, however, that if such breach is curable by ICOP through the exercise of commercially reasonable efforts within the earlier of (i) thirty days from the receipt of notice of breach by ICOP from VISTA or (ii) January 31, 2004, then for so long as ICOP continues to exercise such commercially reasonable efforts,
VISTA may not terminate this Agreement under this Section 7.1(c) unless the breach is not cured in full within such time period; and

                                       17

          (d) By ICOP if there has been a material breach of a representation, warranty, covenant or agreement contained in this Agreement on the part of
VISTA, and as a result of such breach the conditions precedent set forth in
Section 6.1 or Section 6.3, as the case may be, would not then be satisfied;
provided, however, that if such breach is curable by VISTA through the exercise of commercially reasonable efforts within the earlier of (i) thirty days from receipt of notice of breach by VISTA from ICOP or (ii) January 31, 2004, then for so long as VISTA continues to exercise such commercially reasonable efforts,
ICOP may not terminate this Agreement under this Section 7.1(d) unless the breach is not cured in full within such time period.

          Section 7.2. Effect of Termination.

          (a) In the event of termination of this Agreement by ICOP or by VISTA as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of VISTA or ICOP or their respective employees, officers, directors or counsel, except with respect to this Section 7.2.

          Section 7.3. Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time but no amendment shall be made which by law requires approval by shareholders of ICOP or VISTA. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

          Section 7.4. Extension; Waiver. At any time prior to the Effective
Time, the parties, by action taken or authorized by their respective Boards of
Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii)
waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed by that party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.1. Nature of Representations and Warranties; Survival. The
representations and warranties of the parties under this Agreement shall survive for a period of one year from the Closing Date.

          Section 8.2. Counterparts and Facsimile Signatures. In order to facilitate the execution of this Agreement, the same may be executed in any number of counterparts and signature pages may be delivered by telefax, with original executed signature pages to be furnished promptly thereafter.

          Section 8.3. Assignment. Neither this Agreement nor any right created hereby shall be assignable by any party without the prior written consent of the other parties. Other than as provided in Section 4.8, nothing in this Agreement, express or implied, is intended to confer

                                       18

upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

          Section 8.4. Entire Agreement. This Agreement, the schedules and exhibits hereto, and the other documents delivered hereunder constitute the full and entire understanding and agreement among the parties with regard to the subject hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein. All prior agreements and understandings are superseded by this Agreement and the schedules and exhibits hereto.

          Section 8.5. Governing Law. This Agreement shall be governed by the laws of the State of Colorado.

          Section 8.6. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 8.7. Notices. Any notice, communication, request, reply or advice, hereinafter severally and collectively called "notice," in this
Agreement provided or permitted to be given, made or accepted by a party to another must be in writing and may be given by personal delivery or U.S. mail or confirmed telefax. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the party at the respective address set forth below, and shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

                        If to VISTA or ICOP Acquisition Corporation:

                                Mr. Charles A. Ross, Sr.
                                11952 Farley.
                                Shawnee Mission, Kansas 66213

                                With a copy to:

                                Roger V. Davidson, Esq.
                                Ballard Spahr Andrews & Ingersoll, LLP
                                1225 17th Street, Suite 2300
                                Denver, Colorado 80202-5596

                        If to ICOP:

                                David C. Owen, CFO
                                ICOP Digital, Inc.
                                11011 King Street, Suite 260
                                Overland Park, Kansas 66210

                                With copies to:

                                       19

                                Gary D. Gilson, Esq.
                                Blackwell Sanders Pepar Martin, LLP
                                2300 Main Street, Suite 100
                                Kansas City, Missouri 64108
                                Facsimile: (816) 983-9141

or at such other address or telefax number as any party may have advised the others in writing.

          Section 8.8. Attorney Fees. In the event any party hereto institutes a proceeding against any other party hereto for a claim arising out of or to enforce this Agreement, the parties agree that the judge in any such proceeding shall be entitled to determine the extent to which any party shall pay the reasonable attorneys' fees incurred by the other party in connection with such proceeding, which determination shall take into consideration the outcome of such proceeding and such other factors as the judge may determine to be equitable in the circumstances.

          Section 8.9. Certain Definitions.

          (a) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (b) "Knowledge" means (i) with respect to ICOP, the actual conscious knowledge of the officers of ICOP, and (ii) with respect to VISTA, the actual conscious knowledge of Charles A. Ross, Sr.

          (c) "Loss" means any loss, damage, injury, diminution in value, liability, claim, demand, proceeding, judgment, punitive damage, fine, penalty, tax, cost or expense (including reasonable costs of investigation and the fees, disbursements and expenses of attorneys, accountants and other professionals incurred in proceedings, investigations or disputes involving third parties, including governmental agencies).

                        [SPACE LEFT INTENTIONALLY BLANK]

                                       20

          IN WITNESS WHEREOF, this Agreement is hereby duly executed by each party hereto as of the date first written above.

VISTA                                      Merger Sub
VISTA EXPLORATION CORPORATION              ICOP ACQUISITION CORPORATION

By:  /s/ Charles A. Ross                   By:  /s/ Charles A. Ross
   ----------------------------------         ----------------------------------
   Charles A. Ross, Sr.                       Charles A. Ross, Sr.
   Its President                              Its President

ICOP
ICOP Digital, Inc.

By:  /s/ David C. Owen
   ----------------------------------
   David C. Owen
   Its Chief Financial Officer

                                       21

                                  SCHEDULE 2.1

                                ICOP SHAREHOLDERS

------------------------------------------------------------ ---------------------------------------------------------
                           Name                                            # of Shares of Common Stock
------------------------------------------------------------ ---------------------------------------------------------

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                                    2.1 - 1

                                  Schedule 3.1

ICOP DISCLOSURE SCHEDULE: none

                                    3.1 - 1

SCHEDULE 3.1(m)

FINDERS AND ADVISORS: none

                                   3.1(m) - 1

                                  Schedule 3.2

VISTA DISCLOSURE SCHEDULE:

                                    5.9 - 1